Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Parent	Subsidiary	Percentage of Ownership		State of Incorporation or Organization

Great Southern Bancorp, Inc.	Great Southern Bank	100%		Missouri
Great Southern Bancorp, Inc.	Great Southern Capital Trust II	100	%(1)	Delaware
Great Southern Bank	Great Southern Real Estate Development Corporation	100%		Missouri
Great Southern Bank	Great Southern Community Development Company, L.L.C.	100%		Missouri
Great Southern Bank	Great Southern Financial Corporation	100%		Missouri
Great Southern Bank	GS, L.L.C.	100%		Missouri
Great Southern Bank	GSSC, L.L.C.	100%		Missouri
Great Southern Bank	GSTC Investments, L.L.C.	100%		Missouri
Great Southern Bank	GSRE Holding, L.L.C.	100%		Missouri
Great Southern Bank	GSRE Holding II, L.L.C.	100%		Missouri
Great Southern Bank	GSRE Holding III, L.L.C.	100%		Missouri
Great Southern Bank	VFP Conclusion Holding, L.L.C.	50%		Missouri
Great Southern Bank	VFP Conclusion Holding II, L.L.C.	50%		Missouri
Great Southern Bank	GSB One, L.L.C.	100%		Missouri
GSB One, L.L.C.	GSB Two, L.L.C.	89%		Missouri
GSRE Holding, L.L.C.	GSRE Management, L.L.C.	100%		Missouri
Great Southern Community Development Company,	Great Southern CDE, L.L.C.	100%		Missouri
    L.L.C.
___________________
(1)  Reflects ownership of 100% of the common securities of the trust.